RCM Technologies, Inc.      Tel:   856.486.1777
                                                  Corporate Contacts:
2500 McClellan Avenue       Fax:  856.488.8833    Leon Kopyt
Pennsauken, NJ 08109-4613   info@rcmt.com         Chairman, President & CEO
                            www.rcmt.com          Brian Delle Donne
                                                  Chief Operating Officer
                                                  Stanton Remer, CPA
                                                  Chief Financial Officer
                                                  Kevin D. Miller
                                                  Senior Vice  President


                             P R E S S  R E L E A S E

            RCM TECHNOLOGIES, INC. ANNOUNCES RESULTS FOR FORTY WEEKS
                    AND THIRTEEN WEEKS ENDED OCTOBER 2, 2004

November 10, 2004 -- RCM Technologies, Inc. (NNM: RCMT) today announced financial results for the forty weeks and thirteen weeks ended October 2, 2004.

The  Company  announced  revenues  of $127.6  million  for the forty weeks ended
October 2, 2004, down from $161.1 million for the thirty-nine weeks ended September 27, 2003 (same period a year ago). Net income for the forty weeks ended October 2, 2004 was $2.4 million, or $.21 per diluted share, as compared to net income of $5.1 million, or $.48 per diluted share, for the thirty-nine weeks ended September 27, 2003. For the forty weeks ended October 2, 2004, earnings before interest, income taxes, depreciation and amortization, or EBITDA, was $5.0 million, or $.43 per diluted share, as compared to $9.1 million, or $.84 per diluted share, for the thirty-nine weeks ended September 27, 2003.

Revenues were $40.9 million for the thirteen weeks ended October 2, 2004, down from $55.2 million for the thirteen weeks ended September 27, 2003 (same period a year ago). Net income for the thirteen weeks ended October 2, 2004 was $766,000, or $.07 per diluted share, as compared to net income of $1.8 million, or $.17 per diluted share, for the thirteen weeks ended September 27, 2003. For the thirteen weeks ended October 2, 2004, EBITDA was $1.6 million, or $.14 per diluted share, as compared to $3.2 million, or $.30 per diluted share, for the thirteen weeks ended September 27, 2003.

Leon Kopyt, Chairman and CEO of RCM, commented: "Revenues for the third quarter continue to reflect softness in technology spending as well as deliberate decision-making by our customers. We are continuing to concentrate on marketing and sales efforts relating to new initiatives and service offerings. Based on the current level of prospective business opportunities, we hope to begin building positive momentum next year."


About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the design, development and delivery of these solutions to commercial and government sectors for more than 30 years. RCM's offices are located in major metropolitan centers throughout North America. Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, those relating to demand for the Company's services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission.

                                Tables to Follow

                             RCM Technologies, Inc.
                        Consolidated Statements of Income
                                   (Unaudited)
                    (In Thousands, Except Per Share Amounts)

                                                                                    Thirty-Nine
                                                             Forty Weeks Ended      Weeks Ended
                                                             October 2, 2004       September 27,
                                                                                        2003
                                                            ------------------    -----------------
Revenues                                                             $127,555             $161,094
Gross profit                                                           30,691               33,743
Selling, general and administrative                                    25,649               24,810
Depreciation and amortization                                             905                  913
Other expense                                                             357                   64
Income before income taxes                                              3,780                7,956
Income taxes                                                            1,349                2,850
Net earnings                                                           $2,431               $5,106

Earnings per share (diluted)
  Net income                                                             $.21                 $.48


                                                                                   Thirteen Weeks
                                                             Thirteen Weeks            Ended
                                                                  Ended            September 27,
                                                             October 2, 2004            2003
                                                            ------------------    -----------------
Revenues                                                              $40,933              $55,224
Gross profit                                                            9,964               11,545
Selling, general and administrative                                     8,322                8,335
Depreciation and amortization                                             305                  310
Other  income                                                             116                  123
Income before income taxes                                              1,221                2,777
Income taxes                                                              455                  960
Net earnings                                                             $766               $1,817

Earnings per share (diluted)
  Net income                                                             $.07                 $.17

                             RCM Technologies, Inc.
                     Summary Consolidated Balance Sheet Data
                                   (Unaudited)
                                 (In Thousands)

                                                            October 2,         December 27,
                                                               2004                2003
                                                          ----------------    ---------------
Cash and equivalents                                               $2,916             $5,152
Accounts receivable                                                37,614             36,269
Working capital                                                    27,297             23,882
Intangible assets                                                  38,024             38,076
Total assets                                                       97,146             99,704
Senior debt                                                         4,900              7,300
Total liabilities                                                  27,525             32,533
Stockholders' equity                                              $69,944            $67,170

                             RCM Technologies, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided by Operating Activities
                                   (Unaudited)

     As used in this report, EBITDA means earnings before interest, income taxes, depreciation and amortization. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although security analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. The following is a reconciliation of EBITDA to both net income and cash flow provided by operating activities.

                                                                                  Thirty-Nine
                                                           Forty Weeks Ended      Weeks Ended
                                                           October 2, 2004       September 27,
                                                                                      2003
                                                          ------------------    -----------------
                                                                      (In Thousands)
                                                          ---------------------------------------
EBITDA                                                               $5,037               $9,050
Depreciation and amortization                                           905                  914
Interest expense, net of interest income                                352                  180
Income taxes                                                          1,349                2,850
                                                          ------------------    -----------------
Net income                                                           $2,431               $5,106
                                                          ==================    =================

Net income                                                           $2,431               $5,106
Adjustments to reconcile net income to cash
  provided by operating activities:
    Depreciation and amortization                                       905                  914
    Provision for losses on accounts receivable                          63                  311
Changes in operating assets and liabilities
    Receivables                                                      (1,408)              (7,012)
    Restricted Cash                                                                       (8,296)
    Deferred tax asset                                                                     3,069
    Prepaid expenses and other current assets                           702                1,268
    Accounts payable and accrued expenses                            (3,507)               3,885
    Accrued compensation                                                110                3,205
    Payroll and withheld taxes                                          726                  397
    Income taxes payable                                                 63                  (63)
                                                          ------------------    -----------------
Cash provided by operating activities                                   $85               $2,784
                                                          ==================    =================



                                                          Thirteen Weeks       Thirteen Weeks
                                                               Ended               Ended
                                                           October 2, 2004      September 27,
                                                                                   2003
                                                          ----------------   ------------------
                                                                     (In Thousands)
                                                          -------------------------------------

EBITDA                                                             $1,645               $3,190
Depreciation and amortization                                         305                  310
Interest expense, net of interest income                              119                  103
Income taxes                                                          455                  960
                                                          ----------------   ------------------
Net income                                                           $766               $1,817
                                                          ================   ==================


Net income                                                           $766               $1,817
Adjustments to reconcile net income to cash
  provided by operating activities:
    Depreciation and amortization                                     305                  310
    Provision for losses on accounts receivable                        93                   90
Changes in operating assets and liabilities
    Receivables                                                       172                4,473
    Deferred tax asset                                                                     609
    Restricted Cash                                                                     (8,296)
    Prepaid expenses and other current assets                         910                  629
    Accounts payable and accrued expenses                            (453)              (1,428)
    Accrued compensation                                             (802)               1,989
    Payroll and withheld taxes                                         59                   91
    Income taxes payable                                              199                  226
                                                          ----------------   ------------------

Cash provided by operating activities                              $1,249                 $510
                                                          ================   ==================